Exhibit 10(ee)

[NAME OF STOCK INCENTIVE PLAN]

TERMS AND CONDITIONS OF

PERFORMANCE AWARDS FOR EXECUTIVES

The Compensation Committee (the “Committee”) of the Board of Directors of Tenet Healthcare Corporation (the “Company”) is authorized under the Company’s [NAME OF STOCK INCENTIVE PLAN] (the “Plan”) to make performance cash awards (“Performance Awards”) and to determine the terms of such Performance Awards.

On [GRANT DATE] (the “Grant Date”), the Committee granted you, [PARTICIPANT NAME] (“You”), Performance Awards. The Performance Awards were granted by the Committee subject to the terms and conditions set forth below in this certificate (the “Certificate”). The Performance Awards are also subject to the terms and conditions of the Plan, which is incorporated herein by this reference. Each capitalized term not otherwise defined herein will have the meaning given to such term in the Plan.

1.	Grant. The Committee has granted You [NUMBER OF SHARES GRANTED] Performance Awards, with each Performance Award payable equal to $1.00 and payable as performance cash awards, in consideration for services to be performed by You for the Company or a Business Unit of the Company.
2.	Vesting. Subject to attainment of the Performance Criteria or Performance Criterion set forth below, the terms and conditions set forth in the Plan and the terms of this Agreement, the earned Performance Awards will vest at the end of the Performance Period specified in Section 3.a., provided, that You are employed on the Scheduled Payment Date (as defined below) or You satisfy the provisions of Section 5 or 6 below which govern the treatment of Performance Awards if You cease to be an Employee or in the event of a Change of Control.
3.	Performance Criterion. The Performance Awards are subject to the following Performance Criterion:
a.	Performance Period. Your Performance Awards are subject to a [NUMBER OF YEARS]-year performance period that begins on [BEGINNING DATE], and ends on [ENDING DATE].
b.	Performance Measures. The Performance Awards are subject to [NUMBER OF MEASURES] performance measures (the “Performance Measures”), with (i) [NUMBER] percent (__%) of the Performance Awards based on [METRIC] and (ii) the other [NUMBER] percent (__%) based on [METRIC]. During the first [NUMBER OF YEARS] years of the Performance Period, [NUMBER] percent (__%) of the Performance Awards may be earned based on the achievement of the [YEAR] and [YEAR] Performance Measures. The remaining [NUMBER] percent (__%) of the Performance Awards may be earned in the [YEAR] year of the Performance Period based on achievement of the [FINAL YEAR] Performance Measures.
c.	Payout Opportunity. You are eligible to receive [NUMBER] percent ( %) to [NUMBER] percent ( %) of Your Performance Awards based on the attainment of certain annual Performance Measures. If You achieve annual Performance Measures between the Threshold and Target Performance Measures, or between the Target and Maximum Performance Measures, Your Performance Unit payout will be adjusted based on the relationship between Your performance and the applicable Performance Measures. The Threshold, Target and Maximum Performance Measures may be adjusted for an unplanned acquisition or divesture of core assets at the Committee’s sole discretion. The following table sets forth the Performance Measures that apply to Your Performance Awards:

PERFORMANCE MEASURES AND PAYOUT PERCENTAGE	[NAME OF METRIC] MEASURE ANNUAL TARGET			[NAME OF METRIC] MEASURE ANNUAL TARGET
	[YEAR 1]	[YEAR 2]	[YEAR 3]	[YEAR 1]	[YEAR 2]	[YEAR 3]
Maximum – [PAYOUT PERCENTAGE]%
Target – [PAYOUT PERCENTAGE]%
Threshold – [PAYOUT PERCENTAGE]%

4.	Timing of Payment. Subject to the provisions of this Agreement and the terms of the Plan, payment of any earned Performance Awards will be made to You in cash in [PAYOUT YEAR] (the “Scheduled Payment Date”) following written certification of the Committee that the Performance Measures and other material terms of the Agreement have been satisfied; provided, that You are employed on the Scheduled Payment Date or satisfy the conditions of Section 5 or 6 below.

5.	Termination of Employment During Performance Period.
a.	Voluntary Termination. If during the Performance Period You terminate employment voluntarily, You will forfeit all of Your Performance Awards and not be eligible for any payment of Performance Awards.
b.	Qualifying Termination. If during the Performance Period You are involuntarily terminated from employment without “cause,” or You voluntarily terminate employment for “good reason” as determined under the Tenet Executive Severance Plan (collectively a “Qualifying Termination”), You will be entitled to an earned payment on the Scheduled Payment Date. If You experience a Qualifying Termination before an annual Performance Period is complete, You will be entitled to a pro-rated earned payment on the Scheduled Payment Date. Any unearned Performance Awards at the time of termination will be forfeited.
c.	For Cause. If during the Performance Period You are terminated for cause, as determined by the Committee, You will forfeit all of Your Performance Awards and will not be eligible for any payment of Performance Awards.
d.	By Disability or Death. If during the Performance Period You terminate employment by reason of disability (as defined under Section 409A(a)(2)(C)(ii) of the Internal Revenue Code) or death, You or, in the case of death, Your estate will be entitled to an earned payment on the Scheduled Payment Date. If You terminate by reason of disability or death before an annual Performance Period is complete, You or, in the case of death, Your estate will be entitled to a pro-rated earned payment on the Scheduled Payment Date. You will forfeit any unearned Performance Awards at the time of death.
6.	Change in Control. If a Change in Control, as defined in the Plan, occurs, and the successor does not assume this Agreement, You will be entitled to payment of Your Performance Awards based on Target Performance Measures on the Scheduled Payment Date. If the successor does assume this Agreement or issues substitute awards, and You do not experience a Qualifying Termination in association with the Change in Control, the Performance Awards or substituted awards will be subject to the terms of this Agreement. If the successor does assume this Agreement or issues substitute awards, and You experience a Qualifying Termination in association with the Change in Control, You will be entitled to payment of Your Performance Awards based on Target Performance Measures on the Scheduled Payment Date.
7.	Tax Withholding. Upon the payment of Your Performance Units, You will recognize ordinary income. The Company is required to withhold payroll taxes due with respect to that ordinary income.
8.	Transferability. The Performance Awards generally may not be transferred, assigned or made subject to any encumbrance, pledge, or charge. Limited exceptions to this rule apply in the case of death, divorce, or gift as provided in [SECTION REFERENCE] of the Plan.
9.	Effect on Other Employee Benefit Plans. The value of the Performance Awards evidenced by this Certificate will not be included as compensation, earnings, salaries, or other similar terms used when calculating Your benefits under any employee benefit plan sponsored by the Company or a Subsidiary, except as such plan otherwise expressly provides.
10.	No Employment Rights. Nothing in this Certificate will confer upon You any right to continue in the employ or service of the Company or any Subsidiary or affect the right of the Company or a Subsidiary to terminate Your employment at any time with or without cause.
11.	Amendment. By written notice to You, the Committee reserves the right to amend the Plan or the provisions of this Certificate provided that no such amendment will impair in any material respect Your rights under this Certificate without Your consent except as required to comply with applicable securities laws or Section 409A of the Internal Revenue Code.
12.	Severability. If any term or provision of this Certificate is declared by any court or government authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any term or provision of this Certificate not declared to be unlawful or invalid. Any term or provision of this Certificate so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to such term or provision to the fullest extent possible while remaining lawful and valid.
13.	Construction. A copy of the Plan has been made available to You and additional copies of the Plan are available upon request to the Company’s Corporate Secretary at the Company’s principal executive office during normal business hours. To the extent that any term or provision of this Certificate violates or is inconsistent with an express term or provision of the Plan, the Plan term or provision shall govern and any inconsistent term or provision in this Certificate shall be of no force or effect.
14.	Binding Effect and Benefit. This Certificate shall be binding upon and, subject to the terms and conditions hereof, inure to the benefit of the Company, its successors and assigns, and You and Your successors and assigns.
15.	Entire Understanding. This Certificate embodies the entire understanding and agreement of the Company and You in relation to the subject matter hereof, and no promise, condition, representation or warranty, expressed or implied, not herein stated, shall bind the Company or You.
16.	Governing Law. This Grant shall be governed by, and construed in accordance with, the laws of the State of Nevada.

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